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                                                                    EXHIBIT 23.3


                 Consent of LaRoche Petroleum Consultants, Ltd.

As independent petroleum engineers, geologists and geophysicists we hereby consent to the reference to our Firm's name and the filing of our Firm's reserve report on the oil and natural gas reserves of Legacy Reserves LP as of December 31, 2005 as Appendix C to the Registration Statement on Form S-1 and related Prospectus of Legacy Reserves LP for the registration of units representing limited partner interests.


                                /s/ Edward Travis
                                ------------------------------------------------
                                LaRoche Petroleum Consultants, Ltd.


Midland, Texas
August 31, 2006